                                                                       EXHIBIT 1

                                      STOCKHOLDERS AGREEMENT among BOSS
                              INVESTMENT LLC, a Delaware limited liability
                              company (the "Investor"), and the individuals
                                            --------
                              identified on Schedule I attached hereto (each, a
                                            ----------
                              "Stockholder" and collectively, the
                               -----------
                              "Stockholders").
                               ------------

          WHEREAS, the Investor and Building One Services Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of
                           -------
Merger to be dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), providing for the merger with and into
                   ----------------
the Company of a corporation to be formed and wholly owned by the Investor (the "Merger"), upon the terms and subject to the conditions set forth in the Merger
 ------
Agreement, a copy of which is attached hereto as Exhibit A.  Capitalized terms
                                                 ---------
used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement.

          WHEREAS, each Stockholder owns (i) the number of SHARES set forth opposite his or its name in column 1 on Schedule I, (ii) COMPANY STOCK OPTIONS
                                        ----------
exercisable into the number of Shares set forth opposite his or its name in column 2 on Schedule I and (iii) WARRANTS exercisable into the number of Shares
            ----------
set forth opposite his or its name in column 3 on Schedule I (such Shares,
                                                  ----------
Company Stock Options and Warrants, and the Shares underlying such Company Stock Options and Warrants, are collectively referred to as the "Subject Shares").
                                                           --------------

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Investor has requested that each Stockholder enter into this Agreement.

          NOW, THEREFORE, to induce the Investor to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

      1.  REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER.
          --------------------------------------------------

       Each Stockholder hereby represents and warrants, severally and not jointly, to the Investor as follows:

        (a)  AUTHORITY.  Such Stockholder has all requisite power and authority
             ---------
to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Stockholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR ACT, informational filings with the SEC, and compliance with any applicable state securities laws, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not,
(i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any certificate or articles of incorporation, bylaws, certificate or articles of limited partnership, limited partnership agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder's property or assets, including the Subject Shares, (ii) require any filing with, or permit, authorization, consent or approval of, or notice to, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets, including the Subject Shares. If the Stockholder is a natural person and is married, and such Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

        (b)  THE SUBJECT SHARES.  Such Stockholder is the record and beneficial
             ------------------
owner of, and has good and marketable title to, the Subject Shares set forth opposite his or its name on Schedule I attached hereto, free and clear of any
                            ----------
LIENS (except for any Subject Shares that are held of record by the DEPOSITORY TRUST COMPANY, or its nominee, for the benefit of any Stockholder, which shall be transferred into record ownership of such Stockholder as soon as practicable after the date hereof). The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company or any SUBSIDIARY or any option, warrants, rights or other securities convertible into or exercisable for shares of capital stock of the Company other than the Subject Shares set forth opposite his or its name on Schedule I attached hereto. The Stockholder has the sole
                   ----------
right to vote the Subject Shares owned by him or it, and, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

        (c)  BROKERS.  No broker, finder, investment banker or other person
             -------
retained by such Stockholder is entitled to any brokerage, finder's or other fee or commission in connection with the execution of this Agreement by such Stockholder or the performance by such Stockholder of its obligations hereunder (it being understood that certain advisors may be entitled to certain fees and expenses in connection with the transactions contemplated by the Merger Agreement, which fees and expenses shall be paid by the Company as set forth in the Merger Agreement).

      2. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.
         ----------------------------------------------

          The Investor hereby represents and warrants to the Stockholders as follows:

        (a)  AUTHORITY.  The Investor has all requisite power and authority to
             ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Investor, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act, informational filings with the SEC and compliance with any applicable state securities laws, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any certificate or articles of incorporation, bylaws, certificate or articles of limited partnership, limited partnership agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Investor or to the Investor's property or assets,
(ii) require any filing with, or permit, authorization, consent or approval of, or notice to, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Investor or any of the Investor's properties or assets.

        (b)  BROKERS.  No broker, finder, investment banker or other person is
             -------
entitled to any brokerage, finder's or other fee or commission for which any Stockholder will be liable in connection with the execution of this Agreement by the Investor or the performance by the Investor of its obligations hereunder.

     3. COVENANTS OF EACH STOCKHOLDER.
        -----------------------------

       Each Stockholder, severally and not jointly, agrees, subject to the terms and conditions of this Agreement, as follows:

        (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) his or its Subject Shares in favor of the Merger and the adoption by the Company of the Merger Agreement.

        (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) his or its Subject Shares against (i) any ALTERNATIVE TRANSACTION, (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of the Common Stock, or (iii) any action that would cause the Company to breach any representation, warranty or covenant contained in the Merger Agreement. Subject to Section 10, the Stockholder further agrees not to enter into any agreement or take any action inconsistent with the foregoing.

        (c) Such Stockholder shall not, prior to the earliest of (i) the EFFECTIVE TIME and (ii) the termination of this Agreement in accordance with its terms, (A) sell, transfer, give, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of,
                                    --------
any or all of his or its Subject Shares or any interest therein or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, his or its Subject Shares to any person (unless such person agrees in writing to be bound by all of the terms of this Agreement and written notice of such Transfer is given promptly to Investor) other than pursuant to the terms of the Merger or (B) enter into any voting arrangement, directly or indirectly, whether by proxy, voting agreement or otherwise, in respect of his or its Subject Shares, and such Stockholder agrees not to commit or agree to take any of the foregoing actions.

        (d) Subject to the terms of Section 10, during the term of this Agreement, such Stockholder shall not, nor shall it permit any investment banker, financial advisor, attorney, accountant or other representative retained by it, to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that may lead to an Alternative Transaction or (ii) participate in any discussions or negotiations regarding any proposed Alternative Transaction.

        (e) Such Stockholder, and any beneficiary of a revocable trust for which such Stockholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate in any way the transactions contemplated by this Agreement.

        (f) Such Stockholder agrees that he or it shall complete and deliver the Election Form to the Paying Agent prior to the expiration of the Election Date and, pursuant to such Election Form, the Stockholder, after consultation with the Investor, shall elect to retain such number of Shares that, after giving effect to the proration set forth in Section 2.3 of the Merger Agreement, will cause such Stockholder to retain (i) 50% of such Stockholder's Shares plus
(ii) any Warrants plus (iii) the number of all Shares issued upon the exercise of any Warrants, in lieu of such Shares being converted into the right to receive the Cash Merger Price for each Share.

      4. GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.
         ------------------------------------------------

       Each Stockholder hereby irrevocably grants to, and appoints, the Investor and Andrew Africk, in his capacity as an officer of the Investor, and any individual who shall hereafter succeed to any such office of the Investor, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, (i) to vote such Stockholder's Subject Shares or grant a consent or approval with respect to the Merger and the adoption by the Company of the Merger Agreement and (ii) to vote such Stockholder's Subject Shares against (a) any Alternative Transaction, (b) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of the Common Stock, or (c) any action that would cause the Company to breach any representation, warranty or covenant contained in the Merger Agreement. The proxy granted pursuant to this Section shall not affect the Stockholder's ability to make an election, pursuant to the terms and conditions of the Merger Agreement, to receive cash or stock as consideration in the Merger and shall terminate upon the termination of this Agreement pursuant to Section 8.

        (a) Each Stockholder represents that there are no proxies heretofore given in respect of such Stockholder's Subject Shares.

        (b) Each Stockholder hereby affirms that each irrevocable proxy granted pursuant to this Section 4 is given in connection with the execution of the Merger Agreement, and that each such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that each such irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that the holder of each irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 212(e) of the Delaware General Corporation Law (the "DGCL"); provided,
                                                             ----
that each such irrevocable proxy shall terminate upon termination of this Agreement pursuant to Section 8.

      5. FURTHER ASSURANCES.
         ------------------

       Each Stockholder will, at the Investor's expense, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Investor may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

      6. CERTAIN EVENTS.
         --------------

       Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.
In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock, or the acquisition of additional shares of the Common Stock, the number of Subject Shares listed in Schedule I attached hereto
                                                     ----------
beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

      7. ASSIGNMENT.
         ----------

       Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that (a) the Investor may assign any or all of its rights, interests and obligations hereunder to the extent it assigns its rights, interests or obligations under the Merger Agreement and (b) the Investor may assign, in its sole discretion, any and all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of the Investor. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

      8. TERM; TERMINATION.
         -----------------

       This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the date upon which the Merger Agreement is terminated in accordance with its terms.

      9. GENERAL PROVISIONS.
         ------------------

        (a)  AMENDMENTS.  This Agreement may not be amended except by an
             ----------
instrument in writing signed by each of the parties hereto.

        (b)  NOTICE.  All notices and other communications hereunder shall be
             ------
in writing and shall be deemed given when delivered by facsimile (with confirmation of delivery) or personally or sent by overnight courier (providing proof of delivery) to the Investor in accordance with the terms of the Merger Agreement and to the Stockholders at their respective addresses and facsimile numbers set forth on Schedule I attached hereto (or at such other address and
                     ----------
facsimile number for a party as shall be specified by like notice).

        (c)  INTERPRETATION.  When a reference is made in this Agreement to an
             --------------
Article or a Section, such reference shall be deemed made to an Article or a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

        (d)  COUNTERPARTS.  This Agreement may be executed in one or more
             ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

        (e)  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.  This Agreement
             ----------------------------------------------
(including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        (f)  GOVERNING LAW.  This Agreement shall be governed by, and construed
             -------------
in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        (g)  VOIDABILITY.  If prior to the execution hereof, the Board of
             -----------
Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof the Investor would become, or could reasonably be expected to become an "interested stockholder" with whom the Company would be prevented for any period pursuant to
Section 203 of the DGCL from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

        (h)  EXPENSES.  Except as otherwise provided herein, all costs and
             ---------
expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

      10. STOCKHOLDER CAPACITY.
          --------------------

       No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder signs solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein (including, without limitation, the provisions of Section 3(e)) shall limit or affect any actions taken by a Stockholder in his capacity as an officer or director of the Company.

      11. ENFORCEMENT.
          -----------

       The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

      12. PUBLIC ANNOUNCEMENTS.
          --------------------

       Neither the Investor nor any Stockholder shall issue any press release or make any public statement without the prior written consent of the other parties hereto, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                                   **********

          IN WITNESS WHEREOF, the Investor and the Stockholders have caused this Agreement to be duly executed and delivered effective as of the date of the Merger Agreement.

                                   BOSS INVESTMENT LLC


                                   By: /s/ Andrew Africk
                                       -----------------
                                     Name:  Andrew Africk
                                     Title: Manager


                                   STOCKHOLDERS:


                                   /s/ Jonathan J. Ledecky
                                   _______________________________
                                   Name:  Jonathan J. Ledecky

                                   SCHEDULE I
                                   ----------


                                COLUMN 1         COLUMN 2            COLUMN 3

   NAME AND ADDRESS OF     NUMBER OF SHARES     NUMBER OF         NUMBER OF SHARES
      STOCKHOLDER          OF COMMON STOCK    SHARES SUBJECT     SUBJECT TO WARRANTS
                                                TO COMPANY
                                              STOCK OPTIONS
Jonathan J. Ledecky            2,550,000            -0-                1,950,000

                                   EXHIBIT A
                                   ---------

                                Merger Agreement

                                     -10-